Ategrity Specialty Insurance Company Holdings Reports Fourth Quarter 2025 Results
Gross written premiums up 30.2% and combined ratio of 84.9% drive record earnings
NEW YORK, NY – February 19, 2026 – Ategrity Specialty Insurance Company Holdings (NYSE: ASIC) today announced financial results for the quarter ended December 31, 2025. The Company reported net income attributable to stockholders of $25.3 million, or $0.51 per diluted share, compared to $21.5 million, or $0.55 per diluted share, in the prior-year period. Adjusted net income attributable to stockholders(1) was $25.4 million, or $0.51 per diluted share(1).
Fourth Quarter 2025 Highlights
•Gross written premiums increased 30.2% to $154.0 million
•Net income attributable to stockholders was $25.3 million, or $0.51 per diluted share, up 17.3%
•Adjusted net income attributable to stockholders(1) was $25.4 million, or $0.51 per diluted share
•Combined ratio was 84.9%, compared to 92.3% in Q4 2024
•Adjusted return on stockholders’ equity(1) was 16.9%
•Book value per share at quarter-end was $12.78 per share, up 23.2% from Q4 2024
Chief Executive Officer Justin Cohen said, “Ategrity delivered another record quarter, with continued growth and margin expansion. Our performance reflects the durability of our underwriting strategy: disciplined pricing, precise risk selection, and consistent execution across the platform. Broader distribution and targeted growth initiatives increased submission flow, which we converted into profitable business while maintaining selectivity. Our model continued to scale efficiently, generating operating leverage and a further reduction in the expense ratio. With analytics and automation embedded across the organization, we are steadily extending our competitive advantage and compounding profitable growth.”
Underwriting Results
For the quarter ended December 31, 2025, gross written premiums increased 30.2% compared to the prior-year period, driven by execution of our growth initiatives and increased engagement across our expanding distribution network. Gross written premiums for casualty lines increased 37.5% year-over-year, reflecting the Company’s strategic focus on broadening casualty-related products and verticals. Gross written premiums in property lines increased 17.9% year-over-year, an acceleration of growth on a sequential basis, driven by growth in areas with limited catastrophe exposure.
Underwriting income(1) was $15.5 million for the quarter, up 160.3% from $5.9 million in the prior year period. The combined ratio for the quarter was 84.9%, a decrease from 92.3% in the prior-year period, driven by improvements in both the loss and expense ratios. The loss ratio decreased by 1.2 percentage points to 57.1%, supported by strong underwriting results in property, including lower attritional losses and favorable catastrophe experience.
The overall expense ratio was 27.8% for the quarter, compared to 33.9% in the prior-year period, driven by operating expense leverage and lower net policy acquisition costs. Operating expenses, net of fee income, decreased as a percentage of net earned premiums by 2.4 percentage points to 10.5%, reflecting emerging scale benefits of our centralized model and stronger fee income. Policy acquisition costs also improved, decreasing by 3.7 percentage points to 17.3% of net earned premiums due to a favorable shift in our business mix.
President and Chief Underwriting Officer Chris Schenk said, “We have built a business with multiple, differentiated pathways for growth across market cycles. That approach is evident in the strength of our submission pipeline, our financial performance, and our rate change results. We exited 2025 with positive property growth while many peers contracted, reflecting our deliberate decision to avoid trend-chasing in catastrophe-exposed property. Our management and professional liability lines established durable positions in their early period of development despite broader market softening. In casualty, we delivered strong growth across our core verticals, and our newly launched retail-trade vertical generated meaningful submission momentum exiting the fourth quarter, supported by Project Heartland and a highly engaged, diversified distribution network.
We wrote new business above our cost of product, preserving account-level economics and supporting long-term value. That technical discipline—particularly in small and middle-market risks—has driven renewal stability and portfolio durability.”
(1)    See the definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures in the section titled “Non-GAAP Financial Measures” below.

Summary of Operating Results
The following table summarizes the Company’s results of operations for the three months and year ended December 31, 2025 and 2024:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands, except percentages)	2025	2024	2025	2024
Gross written premiums	$154,027	$118,264	$581,530	$437,036
Ceded written premiums	(44,061)	(42,019)	(156,912)	(137,830)
Net written premiums	$109,966	$76,245	$424,618	$299,206

Net premiums earned	$102,755	$76,832	$361,695	$290,635
Fee income	2,273	353	6,582	918
Losses and loss adjustment expenses	58,675	44,830	212,147	175,234
Underwriting, acquisition and insurance expenses	30,877	26,410	113,309	98,567
Underwriting income (1)	15,476	5,945	42,821	17,752
Net investment income	11,629	6,256	42,376	24,046
Net realized and unrealized gains (losses) on investments	6,662	21,190	12,651	28,140
Interest expense	72	468	1,358	2,042
Other income	18	24	1,035	95
Other expenses	553	1,553	1,611	1,727
Income before income taxes	33,160	31,394	95,914	66,264
Income tax expense	6,713	5,694	19,785	12,316
Net income	$26,447	$25,700	$76,129	$53,948
Less: Net (loss) income attributable to non-controlling interest - General Partner	1,191	4,174	2,127	6,858
Net income attributable to stockholders	$25,256	$21,526	$74,002	$47,090

Key Metrics
Adjusted net income attributable to stockholders (1)	$25,394	$22,703	$74,619	$48,266
Loss ratio	57.1%	58.3%	58.7%	60.3%
Expense ratio	27.8%	33.9%	29.5%	33.6%
Combined ratio	84.9%	92.3%	88.2%	93.9%
Return on stockholders' equity(2)	16.8%	22.7%	14.6%	13.1%
Adjusted return on stockholders' equity (1)(2)	16.9%	23.9%	14.7%	13.4%
Diluted earnings per share	$0.51	$0.55	$1.58	$1.28
Adjusted diluted earnings per share(1)	$0.51	$0.60	$1.61	$1.32
(1)Each of these metrics is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure.
(2)For the three months ended December 31, 2025 and 2024, net income attributable to stockholders and adjusted net income attributable to stockholders are annualized to arrive at return on stockholders’ equity and adjusted return on stockholders’ equity.

Gross Written Premiums
The following table presents gross written premiums by product for the three months and year ended December 31, 2025 and 2024:

	Three Months Ended December 31,			Year Ended December 31,
($ in thousands, except percentages)	2025	2024	% Change	2025	2024	% Change
Casualty	$102,539	$74,590	37.5%	$390,565	$263,328	48.3%
Property	51,488	43,674	17.9%	190,965	173,708	9.9%
Gross written premiums	$154,027	$118,264	30.2%	$581,530	$437,036	33.1%
Expense Ratio
The following tables summarize the components of our expense ratio for the three months and year ended December 31, 2025 and 2024:

	Three Months Ended December 31,
($ in thousands, except percentages)	2025		2024
	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
Policy acquisition costs	$17,782	17.3%	$16,113	21.0%
Operating expenses, net of fee income (1)	10,822	10.5%	9,945	12.9%
Underwriting, acquisition and insurance expenses, net of fee income	$28,604	27.8%	$26,058	33.9%

	Year Ended December 31,
	2025		2024
($ in thousands, except percentages)	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
Policy acquisition costs	$65,343	18.1%	$60,692	20.9%
Operating expenses, net of fee income (1)	41,384	11.4%	36,957	12.7%
Underwriting, acquisition and insurance expenses, net of fee income	$106,727	29.5%	$97,649	33.6%
(1)Net of fee income of $2.3 million and $0.4 million for the three months ended December 31, 2025 and 2024, and $6.6 million and $0.9 million for the years ended December 31, 2025 and 2024, respectively.

Investment results
The following tables summarize net investment income and net realized and unrealized gains on investments for the three months and year ended December 31, 2025 and 2024:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2025	2024	2025	2024
Investment income
Fixed-maturity securities	$7,719	$5,913	$27,043	$14,296
Short-term investments	1,440	226	5,525	2,703
Cash equivalents	807	251	2,150	5,122
Equity securities	—	—	—	44
Loans to affiliates	1,520	251	4,850	1,002
Securities sold not yet purchased	—	(321)	—	(569)
Total fixed income	11,486	6,320	39,568	22,598
Utility & Infrastructure Investments	267	108	3,263	1,669
Other expenses	(124)	(172)	(455)	(221)
Net investment income	$11,629	$6,256	$42,376	$24,046

Net realized and unrealized gains (losses) on investments	$6,662	$21,190	$12,651	$28,140
Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, we believe that certain non-GAAP financial measures provide investors in our common stock with additional useful information in evaluating our performance. Management believes that excluding certain items that are not indicative of core performance assists in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are limitations related to the use of these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures.
Underwriting Income
We define underwriting income as income before income taxes excluding the impact of net investment income, net realized and unrealized gains (losses) on investments, other income, interest expense, and other expenses (which include expenses related to corporate activities and expenses recorded by us in connection with the Company’s initial public offering). Underwriting income is a measure of the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to net investment income among other things. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for income before income taxes calculated in accordance with GAAP and other companies may define underwriting income differently.

Underwriting income for the three months and year ended December 31, 2025 and 2024 reconciles to income before income taxes as follows:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2025	2024	2025	2024
Income before income taxes	$33,160	$31,394	$95,914	$66,264
Less:
Net investment income	(11,629)	(6,256)	(42,376)	(24,046)
Net realized and unrealized (gains) losses on investments	(6,662)	(21,190)	(12,651)	(28,140)
Other income	(18)	(24)	(1,035)	(95)
Add:
Interest expense	72	468	1,358	2,042
Other expenses	553	1,553	1,611	1,727
Underwriting income	$15,476	$5,945	$42,821	$17,752

Adjusted net income attributable to stockholders
We define adjusted net income attributable to stockholders as net income attributable to stockholders excluding certain other non-operating expenses, which include expenses recorded by us in connection with the Company’s initial public offering. We use adjusted net income attributable to stockholders as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net income attributable to stockholders should not be viewed as a substitute for net income attributable to stockholders calculated in accordance with GAAP, and other companies may define adjusted net income differently.
Adjusted net income attributable to stockholders for the three months and year ended December 31, 2025 and 2024 reconciles to net income attributable to stockholders as follows:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2025	2024	2025	2024
Net income attributable to stockholders	$25,256	$21,526	$74,002	$47,090
Adjustments:
Other non-operating expenses (1)	173	1,489	781	1,489
Tax impact	(35)	(312)	(164)	(313)
Adjusted net income attributable to stockholders	$25,394	$22,703	$74,619	$48,266

(1)In the three months and year ended December 31, 2025 and 2024, other non-operating expenses includes share-based compensation expenses recorded by us related to our initial public offering.
Adjusted return on stockholders’ equity
We define adjusted return on stockholders’ equity as adjusted net income attributable to stockholders, expressed as a percentage of average beginning and ending stockholders’ equity during the period. Adjusted net income attributable to stockholders excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use adjusted return on stockholders’ equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on stockholders’ equity should not be viewed as a substitute for return on stockholders’ equity calculated in accordance with GAAP, and other companies may define adjusted return on stockholders’ equity and adjusted net income attributable to stockholders differently.
Adjusted return on stockholders’ equity for the three months and year ended December 31, 2025 and 2024 reconciles to return on stockholders’ equity as follows:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands, except percentages)	2025	2024	2025	2024
Numerator: Adjusted net income attributable to stockholders, annualized (1)	$101,576	$90,812	$74,619	$48,266
Denominator: Average stockholders’ equity	601,435	380,021	506,308	360,002
Adjusted return on stockholders' equity	16.9%	23.9%	14.7%	13.4%
(1)For the three months ended December 31, 2025 and 2024, net income and adjusted net income are annualized to arrive at return on stockholders’ equity and adjusted return on stockholders’ equity.
Adjusted diluted earnings per share
We define adjusted diluted earnings per share as adjusted net income attributable to stockholders, divided by weighted average common shares outstanding - diluted for the period. We use adjusted diluted earnings per share as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted diluted earnings per share should not be viewed as a substitute for diluted earnings per share calculated in accordance with GAAP, and other companies may define adjusted diluted earnings per share differently.
Adjusted diluted earnings per share for the three months and year ended December 31, 2025 and 2024 reconciles to diluted earnings per share as follows:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands, except share and per share data)	2025	2024	2025	2024
Numerator: Adjusted net income attributable to stockholders	$25,394	$22,703	$74,619	$48,266
Denominator: Weighted-average shares outstanding - diluted	49,758,522	37,919,654	46,233,822	36,647,783
Adjusted diluted earnings per share	$0.51	$0.60	$1.61	$1.32
Conference Call
Ategrity will hold a conference call to discuss this press release today, February 19, at 5:00 p.m. Eastern Time. Interested parties may access the conference call via a live webcast, which can be accessed at https://events.q4inc.com/attendee/640403362 or by visiting the Company’s Investor Relations website. Please join the webcast at least 10 minutes before the scheduled start time. A replay of the event webcast will be available on the Company’s Investor Relations website approximately two hours following the call, for a period of at least 30 days.
__________________________________________________________________________________
About Ategrity Specialty Insurance Company Holdings
Ategrity Specialty Insurance Company Holdings is a profitable and growing specialty insurance company dedicated to providing excess and surplus (“E&S”) products to small to medium-sized businesses across the United States. We have built a proprietary underwriting platform that combines sophisticated data analytics with automated and streamlined processes to efficiently serve our clients and deliver long-term value to our stockholders. The small to medium-sized business market is characterized by large volumes of small-sized policies, and we believe our competitive edge lies in our ability to offer consistent, high-speed, and low-touch interactions that our distribution partners value. This advantage stems from our technology-driven method of standardizing, simplifying, and automating our transaction process, which we call productionized underwriting.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. You can identify forward-looking statements in this press release by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could.” These forward-looking statements include, among others, statements relating to our investments in automation and analytics and their expected impact and expected profitable growth. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict.
Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this press release as a result of various factors, including, among others: the risks and uncertainties discussed under the caption “Risk Factors” in our Prospectus filed pursuant to Rule 424(b)(4) filed with the Securities and Exchange Commission, (the “SEC”) on June 11, 2025 and our other filings with the SEC. Accordingly, you should read this press release completely and with the understanding that our actual future results may be materially different from what we expect.
Forward-looking statements speak only as of the date of this press release. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this press release, whether as a result of new information, future events, or otherwise. You should not place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
Investor Relations Contact IR@ategrity.com

Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2025	December 31, 2024
	($ in thousands)
Assets:
Fixed-maturity securities available-for-sale, at fair value	$558,428	$438,752
Utility & Infrastructure Investments, at fair value	189,859	270,242
Short-term investments	220,241	52,612
Loans to affiliates	106,500	13,501
Other invested assets	280	280
Total invested assets	1,075,308	775,387

Cash and cash equivalents	29,721	26,573
Investment income due and accrued	10,186	5,642
Premiums receivable, net of allowance for credit losses	75,244	53,500
Deferred policy acquisition costs, net of ceding commissions	30,204	21,552
Deferred income tax asset, net	13,289	9,670
Reinsurance recoverable, net of allowance for credit losses	150,386	133,616
Ceded unearned premiums	74,317	68,205
Other assets	15,658	29,293
Total assets	$1,474,313	$1,123,438

Liabilities, stockholders' equity and non-controlling interest:
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	502,248	403,576
Unearned premiums	281,864	212,828
Payable to reinsurers	31,064	27,160
Accounts payable and accrued expenses	31,684	38,061
Income tax payable	8,414	26,488
Other liabilities	4,180	16,518
Total liabilities	859,454	724,631

Stockholders' equity:
Total stockholders' equity	614,309	398,307
Non-controlling interest - General Partner	550	500
Total stockholders' equity and non-controlling interest	614,859	398,807
Total liabilities, stockholders' equity and non-controlling interest	$1,474,313	$1,123,438

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	($ in thousands, except share and per share data)
Revenues
Gross written premiums	$154,027	$118,264	$581,530	$437,036
Ceded written premiums	(44,061)	(42,019)	(156,912)	(137,830)
Net written premiums	109,966	76,245	424,618	299,206
Change in unearned premiums	(7,211)	587	(62,923)	(8,571)
Net premiums earned	102,755	76,832	361,695	290,635
Fee income	2,273	353	6,582	918
Net investment income	11,629	6,256	42,376	24,046
Net realized and unrealized gains (losses) on investments	6,662	21,190	12,651	28,140
Other income	18	24	1,035	95
Total revenues	123,337	104,655	424,339	343,834

Expenses
Losses and loss adjustment expenses	58,675	44,830	212,147	175,234
Underwriting, acquisition and insurance expenses	30,877	26,410	113,309	98,567
Interest expense	72	468	1,358	2,042
Other expenses	553	1,553	1,611	1,727
Total expenses	90,177	73,261	328,425	277,570
Income before income taxes	33,160	31,394	95,914	66,264
Income tax expense	6,713	5,694	19,785	12,316
Net income	26,447	25,700	76,129	53,948

Less: Net income (loss) attributable to non-controlling interest - General Partner	1,191	4,174	2,127	6,858
Net income attributable to stockholders	25,256	21,526	74,002	47,090

Other comprehensive income:
Unrealized gains (losses), net of taxes	247	(6,817)	6,223	7,413
Total comprehensive income attributable to stockholders	$25,503	$14,709	$80,225	$54,503

Earnings per share:
Basic	$0.53	$0.55	$1.64	$1.28
Diluted	$0.51	$0.55	$1.58	$1.28
Weighted-average shares outstanding:
Basic	48,066,667	37,917,039	44,657,391	36,646,077
Diluted	49,758,522	37,919,654	46,233,822	36,647,783